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                                EXHIBIT 10.1(x)

                       AGREEMENT, DATED AUGUST 19, 1998,
                    BETWEEN AMERICAN BUSINESS PRODUCTS, INC.
                              AND RICHARD G. SMITH
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                       OFFICER INDEMNIFICATION AGREEMENT




     THIS AGREEMENT is made and entered into this 19th day of August, 1998 between American Business Products, Inc., a Georgia corporation ("Corporation"), and Richard G. Smith ("Officer").


                                    RECITALS


     WHEREAS, Officer is an executive officer of Corporation and in such capacity is performing a valuable service for Corporation;


     WHEREAS, the bylaws of Corporation (the "Bylaws") provide for the indemnification of its directors and executive officers to the maximum extent authorized by law;


     WHEREAS, Section 14-2-857 of the Georgia Business Corporations Code provides that a corporation may indemnify and advance expenses to an officer who is not a director of the corporation to the extent, consistent with public policy, that may be provided by the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract;


     WHEREAS, the number of lawsuits and shareholder derivative suits against corporations, their directors and officers has increased in recent years, such lawsuits frequently are without merit and seek damages in amounts having no reasonable relationship to the amount of compensation received by the directors and officers from the corporation, and such lawsuits whether or not meritorious are expensive and time-consuming to defend;


     WHEREAS, adequate directors and officers liability insurance may not be available at a reasonable cost to Corporation;


     WHEREAS, Corporation wishes to have Officer continue to serve as an executive officer of Corporation free from undue concern for unpredictable or unreasonable claims for damages by reason of Officer's status as an officer of Corporation, by reason of Officer's decision or actions on its behalf, or by reason of Officer's decisions or actions in another capacity while serving as an officer of Corporation;


     WHEREAS, Officer has expressed reluctance to continue to serve as an executive officer of Corporation without assurances that adequate indemnification is and will continue to be provided; and


     WHEREAS, in order to induce Officer to continue to serve as an executive officer of Corporation, Corporation has determined and agreed to enter into this Agreement with Officer.


     NOW, THEREFORE, in consideration of Officer's continued service as an executive officer of Corporation, the parties agree as follows:
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     1.   Indemnity of Officer. Subject only to the limitations set forth in
Section 2 hereof, Corporation hereby agrees to hold harmless and indemnify Officer against any and all expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and any other amounts actually and reasonably incurred by Officer (each a "Liability") in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Corporation and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct with unlawful.

     2. Limitations on Indemnity. Corporation shall not be liable under this Agreement to make any payment in connection with any Liability incurred by
Officer:

          (a) To the extent payment for such Liability is made to Officer under an insurance policy obtained by Corporation;

          (b) On account of any suit in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law as and if applicable;

          (c) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

          (d) On account of any action, suit or proceeding (other than a proceeding referred to in Section 6(b) hereof) commenced by the Officer against Corporation or against any officer, director or stockholder of Corporation unless authorized in the specific case by action of the Board of Directors.

          (e) On account of acts or omissions not in good faith or which involve fraudulent, dishonest or willful misconduct or a knowing violation of law on the part of Officer;

          (f) With respect to any transaction from which Officer derived an improper personal benefit; and

          (g) With regard to any payment of unlawful dividends or making unlawful stock repurchases or redemptions on the part of Officer.



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     3.   Continuation of Obligations. All agreements and obligations of
Corporation contained herein shall continue during the period Officer is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was serving Corporation or any such other entity in any capacity referred to herein. Nothing in this Agreement shall confer upon Officer the right to continue to serve as an executive officer of Corporation, and, unless otherwise provided in a written employment agreement between Corporation and Officer, the employment of Officer by Corporation shall be terminable-at-will by either party.

     4. Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof. With respect to any such action, suit or proceeding as to which Officer notifies Corporation of the commencement thereof:

          (a) Corporation will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Officer. After notice from Corporation to Officer of its election to assume the defense thereof, Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by Corporation, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between Corporation and Officer in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Officer's counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Officer shall have made the conclusion provided for in (ii) above; and


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     (c)  Corporation shall not be liable to indemnify Officer under this
Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or restrictive covenant on Officer without Officer's written consent. Neither Corporation nor Officer will unreasonably withhold its or his or her consent to any proposed settlement.

5.   Advancement and Repayment of Expenses.

     (a)  In the event that Officer employs his or her own counsel pursuant to
Section 4(b)(i) through (iii) above, Corporation shall advance to Officer, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within thirty
(30) days after receiving copies of invoices presented to Officer for such expenses.

     (b) Officer agrees that Officer will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Officer is not entitled, under applicable law, the Bylaws, this Agreement and otherwise, to be indemnified by Corporation for such expenses.

6.   Enforcement.

     (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Officer to continue as an Officer of Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

     (b) In the event Officer is required to bring any action to enforce rights or to collect amounts due under this Agreement and is successful in such action, Corporation shall reimburse Officer for all of Officer's reasonable attorney's fees and expenses in bringing and pursuing such action.

7. Insurance. Although Corporation may, from time to time, maintain insurance for the purpose of indemnifying Officer and other agents of Corporation against personal liability, including costs of legal defense, nothing in this Agreement shall obligate Corporation to do so.

8. Acknowledgment. Corporation and Officer acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit Corporation from indemnifying Officer under this Agreement or otherwise if found by a final, unappealable judgment under or by a court having proper jurisdiction.

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     9.   Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

     10. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia as applied to contracts entered into and to be performed wholly within such state.

     11. Binding Effect. This Agreement shall be binding upon Officer and upon Corporation, its successors and assigns, and shall inure to the benefit of Officer, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

     12. Amendment and Termination. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in a writing signed by both parties hereto.

     13. Notices. All notices given under this Agreement shall be in writing and delivered either (a) personally, (b) by registered or certified mail (postage prepaid, return receipt requested) (c) by recognized overnight courier service, or (d) by telecopy (if promptly followed by a copy delivered as provided in clauses (a), (b) or (c) above), as follows:

                If to Officer:          Richard G. Smith
                                        303 Chase Lane
                                        Marietta, GA 30068


                If to Corporation:      American Business Products, Inc.
                                        2100 RiverEdge Parkway
                                        Suite 1200
                                        Atlanta, Georgia 30328
                                        Attention: President

     Notices given as provided above shall be deemed to be duly given upon delivery if delivered personally, three (3) business days after mailing if by registered or certified mail, one (1) business day after mailing if by overnight courier service and upon confirmation of transmission if by telecopy.


                           [Signatures on next page]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


OFFICER:                                       AMERICAN BUSINESS PRODUCTS, INC.


                                               By: /s/ LARRY L. GELLERSTEDT, III
(Signature) /s/ RICHARD G. SMITH                   -----------------------------
            --------------------------             Larry L. Gellerstedt, III
            Richard G. Smith                       Chairman, President and Chief
                                                     Executive Officer





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